UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 4, 2009

FUEL SYSTEMS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974

State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

3030 South Susan Street, Santa Ana, California		92704
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 656-1300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On August 4, 2009, Fuel Systems Solutions, Inc. (“Fuel Systems”) completed its previously announced acquisition of Teleflex Incorporated’s Power Systems business (the “Power Systems Business”) for $14.5 million ($15.0 million less $0.5 million of cash acquired) in an all-cash transaction. Fuel Systems acquired the equity interests of the Power Systems Business companies and partnerships, including Teleflex Ecotrans Technologies Inc. and Teleflex GFI Control Systems, Inc. which includes industrial and transportation alternative fuel components and systems and auxiliary power systems.

Item 7.01. Regulation FD Disclosure.

     For additional information regarding the transaction, reference is made to the press release of Fuel Systems furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     If the acquisition of the Power Systems Business is deemed to be significant in relation to Fuel Systems’ fiscal year 2008 consolidated financial statements, Fuel Systems will file the Power Systems Business financial statements and required pro forma financial information by amendment to this report on Form 8-K within 71 calendar days after the date on which this report on Form 8-K must be filed.

(d) Exhibits

99.1 Press Release of Fuel Systems, dated August 5, 2009.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: August 7, 2009	By:	__/s/ Matthew Beale ______________
Matthew Beale
President and Chief Financial Officer